Calculation of Filing Fee Tables
S-1
C2 Capital Group, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Shares of common stock, par value $0.001 per share (the "Common Stock")	457(o)			$ 18,750,000.00	0.0001381	$ 2,589.38
Fees to be Paid	2	Equity	Shares of Common Stock, par value per share (the "Resale Shares")	457(o)			$ 2,930,463.00	0.0001381	$ 404.70
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 21,680,463.00		$ 2,994.08
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 2,994.08
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is also registering an indeterminate number of additional shares of Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction, and the shares of Common Stock set forth in this table shall be adjusted to include such shares, as applicable. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes up to an additional 15% of shares of Common Stock, to cover over-allotments, if any.

[2]	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Represents the resale of up to 651,214 shares of Common Stock being offered by selling stockholders.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-1	333-294994	04/10/2026		$ 2,994.08
Fee Offset Sources	2	C2 Capital Group, Inc.	S-1	333-294994		04/10/2026						$ 3,210.84
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	C2 Capital Group, Inc. (the "Registrant") paid a registration fee of $3,210.84 in connection with the initial filing of the Registration Statement on Form S-1, (File No. 333-294994) initial filed on April 10, 2026. In accordance with Rule 457(b) under the Securities Act of 1933, the Registrant is offsetting $2,994.08 of the total filing fee due in connection with the Original Filing.

Offset Note
[2]	C2 Capital Group, Inc. (the "Registrant") paid a registration fee of $3,210.84 in connection with the initial filing of the Registration Statement on Form S-1, (File No. 333-294994) initial filed on April 10, 2026. In accordance with Rule 457(b) under the Securities Act of 1933, the Registrant is offsetting $2,994.08 of the total filing fee due in connection with the Original Filing.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date